Exhibit 99.1

FOR IMMEDIATE RELEASE

Safety Shot, Inc. (Nasdaq: SHOT) Announces Strategic Partnership with Launch 33 Brands to Expand Distribution in Los Angeles

JUPITER, FL - March 20, 2024 - Safety Shot, Inc. (Nasdaq: SHOT) proudly announces its new collaboration with Launch 33 Brands, a leading brand building agency and distributor based in Los Angeles, to amplify its presence in the vibrant Southern California market.

Under the leadership of Dan Courtney, a seasoned industry executive with over three decades of experience, Launch 33 Brands will execute a strategic brand building and placement plan of Safety Shot products in over 250 key retail accounts across the Los Angeles area. Safety Shot is the world’s first alcohol detoxifier that lowers blood alcohol content, offering a unique beverage designed to expedite recovery from the effects of alcohol consumption.

“We are thrilled to join forces with Launch 33 Brands to bring Safety Shot to even more consumers in Los Angeles,” said Josh Wagner, Chief Growth Officer of Safety Shot, Inc. “Dan Courtney’s expertise and Launch 33 Brands extensive network will undoubtedly accelerate our mission to promote safer drinking habits and expand our footprint in this key market.”

Dan Courtney, Founder and CEO of Launch 33 Brands, expressed enthusiasm about the partnership, stating, “Safety Shot’s commitment to product quality and responsible consumption aligns perfectly with Launch 33 Brands values. We are eager to leverage our distribution channels and industry insights to introduce Safety Shot to a wider audience in Los Angeles.”

This agency and distributor partnership builds upon Safety Shot’s existing success, complementing its presence in other key chain retailers. Additionally, Safety Shot continues to serve customers directly through its website, drinksafetyshot.com, providing a seamless shopping experience for those prioritizing their well-being.

About Launch 33 Brands

Launch 33 Brands is a premier brand building agency and distributor based in Los Angeles, specializing in connecting innovative brands with retailers across diverse industries. Led by Dan Courtney, Launch 33 Brands leverages its extensive experience and network to drive growth and success for its partners.

About Safety Shot

Safety Shot, Inc., has developed a first-of-its-kind beverage that makes you feel better faster from the effects of alcohol by reducing blood alcohol content and increasing mental clarity. Safety Shot leverages scientifically proven ingredients to enhance metabolic pathways responsible for breaking down blood alcohol levels. The formulation includes a tailored selection of all-natural vitamins, minerals, and nootropics, promoting faster alcohol breakdown and aiding in recovery and rehydration. Safety Shot has been available for retail purchase since the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. In addition, the Company plans to introduce business-to-business sales to distributors, retailers, restaurants, and bars in 2024.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:

Phone: 904-477-2306

Email: emily@pantelidespr.com

Investor Contact:

Phone: 561-244-7100

Email: investors@drinksafetyshot.com